Calculation of Filing Fee Tables
S-8
AST SpaceMobile, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.0001 per share, to be issued under the Amended and Restated AST SpaceMobile, Inc. 2024 Incentive Award Plan	Other	2,000,000	$ 74.64	$ 149,280,000.00	0.0001381	$ 20,615.57
Total Offering Amounts:						$ 149,280,000.00		$ 20,615.57
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 20,615.57
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 also covers such indeterminable number of additional shares of AST SpaceMobile, Inc. (the "Registrant") Class A common stock, par value $0.0001 per share ("Common Stock"), as may become issuable under the Amended and Restated AST SpaceMobile, Inc. 2024 Incentive Award Plan (the "2024 Plan") to prevent dilution in the event of a reorganization, reclassification, stock split, dividend or distribution, or any similar transaction. Registers shares of Common Stock to be issued pursuant to future awards under the 2024 Plan that were added to the shares authorized for issuance under the 2024 Plan. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Stock Market on May 13, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources